EXHIBIT 21.1

FORTUNE INDUSTRIES, INC.

SUBSIDIARIES

Subsidiary Name	State of Incorporation/Organization
Century II ASO, Inc.	Tennessee Corporation (a subsidiary of CSM, Inc.)
Century II Services, Inc.	Tennessee Corporation (a subsidiary of CSM, Inc.)
Century II Staffing, Inc.	Tennessee Corporation (a subsidiary of CSM, Inc.)
Century II Staffing TN, Inc.	Tennessee Corporation (a subsidiary of Century II Staffing, Inc.)
Century II Staffing USA, Inc.	Tennessee Corporation (a subsidiary of Century II Staffing, Inc.)
CSM, Inc.	Tennessee Corporation
Employer Solutions Group, Inc.	Utah Corporation
Employer Solutions Group of Idaho, Inc.	Idaho Corporation (a subsidiary of Employer Solutions Group, Inc.)
Employer Solutions Group of SLC, Inc.	Utah Corporation (a subsidiary of Employer Solutions Group, Inc.)
Employer Solutions Group of Utah, Inc.	Utah Corporation (a subsidiary of Employer Solutions Group, Inc.)
Employer Staffing Group, Inc.	Utah Corporation (a subsidiary of Employer Solutions Group, Inc.)
ESG Achievement, Inc.	Utah Corporation (a subsidiary of Employer Solutions Group, Inc.)
ESG Administration, Inc.	Utah Corporation (a subsidiary of Employer Solutions Group, Inc.)
ESG Assistance, Inc.	Utah Corporation (a subsidiary of Employer Solutions Group, Inc.)
ESG Consulting, Inc.	Utah Corporation (a subsidiary of Employer Solutions Group, Inc.)
ESG Direction, Inc.	Utah Corporation (a subsidiary of Employer Solutions Group, Inc.)
ESG Entities, Inc.	Utah Corporation (a subsidiary of Employer Solutions Group, Inc.)
ESG of Florida, Inc.	Utah Corporation (a subsidiary of Employer Solutions Group, Inc.)
ESG Fulfillment, Inc.	Utah Corporation (a subsidiary of Employer Solutions Group, Inc.)
ESG Insurance, Inc.	Utah Corporation (a subsidiary of Fortune Industries, Inc.)
ESG Management, Inc.	Utah Corporation (a subsidiary of Employer Solutions Group, Inc.)
ESG Offerings, Inc.	Utah Corporation (a subsidiary of Employer Solutions Group, Inc.)
ESG Services, Inc.	Utah Corporation (a subsidiary of Employer Solutions Group, Inc.)
ESG Success, Inc.	Utah Corporation (a subsidiary of Employer Solutions Group, Inc.)
ESG Supervision, Inc.	Utah Corporation (a subsidiary of Employer Solutions Group, Inc.)
Fortune Staffing, Inc.	Indiana Corporation
Haslem Enterprises, Inc. III	Utah Corporation (a subsidiary of Employer Solutions Group, Inc.)
Kingston Sales Corporation	Indiana Corporation
Precision Employee Management, L.L.C.	Arizona Limited Liability Company (a subsidiary of Employer Solutions Group, Inc.)
Professional Staff Management, Inc.	Indiana Corporation
Professional Staff Management, Inc. II	Indiana Corporation
Professional Staff Management ASO, Inc.	Indiana Corporation (a subsidiary of Professional Staff Management, Inc.)
Pro Staff, Inc.	Indiana Corporation
PSM Financial Services, LLC	Indiana Limited Liability Company (a subsidiary of Professional Staff Management, Inc.)
Sageland Flagging, Inc.	Utah Corporation (a subsidiary of Employer Solutions Group, Inc.)
Telecom Technology, Corp.	Indiana Corporation